                                  EXHIBIT 4.2

                       THE 1997 EQUITY PARTICIPATION PLAN
                                       OF
                         NATIONAL GOLF PROPERTIES, INC.,
                    NATIONAL GOLF OPERATING PARTNERSHIP, L.P.
                                       AND
                            AMERICAN GOLF CORPORATION


                  National Golf Properties, Inc., a Maryland corporation (the "Company"), National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and American Golf Corporation, a California corporation ("AGC") have adopted The 1997 Equity Participation Plan of National Golf Properties, Inc., National Golf Operating Partnership, L.P. and American Golf Corporation (the "Plan"), effective May 6, 1997 (subject to the approval of the Plan by the Company's stockholders on such date), for the benefit of their eligible employees. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) of National Golf Properties, Inc. and its subsidiaries (other than National Golf Operating Partnership, L.P.) and one for the benefit of key Employees of National Golf Operating Partnership, L.P. and American Golf Corporation and their subsidiaries.

                  The purposes of this Plan are as follows:

                  (1) To provide an additional incentive for key Employees to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

                  (2) To enable the Company, AGC, the Partnership and their respective subsidiaries to obtain and retain the services of key Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 General. Wherever the following terms are used in this
                      -------
Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

                  1.2 AGC. "AGC" shall mean American Golf Corporation, a
                      ---
California corporation.

                  1.3 AGC Employee. "AGC Employee" shall mean any officer or
                      ------------
other employee (as defined in accordance with Section 3401(c) of the Code) of AGC, or of any corporation which is then an AGC Subsidiary; provided, however,
                                                            --------  -------
that any officer or other employee of AGC, or of any AGC Subsidiary shall not be an AGC Employee for purposes of granting Options, Performance Awards or rights to acquire Restricted Stock if there are less than

10 golf course leases in effect between the Company or the Partnership, as landlord, and AGC, as tenant.

                  1.4 AGC Optionee Purchased Shares. "AGC Optionee Purchased
                      -----------------------------
Shares" shall have the meaning set forth in Section 5.4.

                  1.5 AGC Partnership Purchase Price. "AGC Partnership Purchase
                      ------------------------------
Price" shall have the meaning set forth in Section 5.4.

                  1.6 AGC Partnership Purchased Shares. "AGC Partnership
                      --------------------------------
Purchased Shares" shall have the meaning set forth in Section 5.4.

                  1.7 AGC Subsidiary. "AGC Subsidiary" shall mean any
                      --------------
corporation in an unbroken chain of corporations beginning with AGC if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "AGC Subsidiary" shall also mean any partnership in which AGC and/or any AGC Subsidiary owns more than 50 percent of the capital or profits interests.

                  1.8 Award Limit. "Award Limit" shall mean 100,000 shares of
                      -----------
Common Stock, as adjusted pursuant to Section 9.3.

                  1.9 Board. "Board" shall mean the Board of Directors of the
                      -----
Company.

                  1.10 Code.  "Code" shall mean the Internal Revenue Code of
                       ----
1986, as amended.

                  1.11 Committee. "Committee" shall mean the Compensation
                       ---------
Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 8.1.

                  1.12 Common Stock. "Common Stock" shall mean the common stock
                       ------------
of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

                  1.13 Company. "Company" shall mean National Golf Properties,
                       -------
Inc., a Maryland corporation.

                  1.14 Company Employee. "Company Employee" shall mean any
                       ----------------
officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Company Subsidiary.

                  1.15 Company Subsidiary. "Company Subsidiary" shall mean any
                       ------------------
corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Except with respect to Incentive Stock Options, "Company Subsidiary" shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than 50 percent of the capital or profits interests; provided, however, that "Company Subsidiary" shall not
                      --------  -------
include the Partnership nor any Partnership Subsidiary.

                  1.16 Corporate Transaction. "Corporate Transaction" shall mean
                       ---------------------
any of the following stockholder-approved transactions to which the Company is a party:

                  (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

                  (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

                  (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

                  1.17 Director. "Director" shall mean a member of the Board.
                       --------

                  1.18 Employee. "Employee" shall mean any Company Employee, AGC
                       --------
Employee or Partnership Employee.

                  1.19 Exchange Act. "Exchange Act" shall mean the Securities
                       ------------
Exchange Act of 1934, as amended.

                  1.20 Fair Market Value. "Fair Market Value" of a share of
                       -----------------
Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

                  1.21 General Partner Interest. "General Partner Interest"
                       ------------------------
shall mean an ownership interest in the Partnership that is a general partnership interest and includes any and all benefits to which the holder of such an interest may be entitled as provided in the Partnership Agreement, together with all obligations of such holder to comply with the terms and provisions of such agreement.

                  1.22 Grantee. "Grantee" shall mean an Employee granted a
                       -------
Performance Award under this Plan.

                  1.23 Incentive Stock Option. "Incentive Stock Option" shall
                       ----------------------
mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

                  1.24 Independent Director. "Independent Director" shall mean a
                       --------------------
member of the Board who is not a Company Employee.

                  1.25 Non-Qualified Stock Option. "Non-Qualified Stock Option"
                       --------------------------
shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

                  1.26 Option. "Option" shall mean a stock option granted under
                       ------
Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to AGC Employees and Partnership
        --------  -------
Employees shall be Non-Qualified Stock Options unless such individual is also a Company Employee.

                  1.27 Optionee. "Optionee" shall mean an Employee granted an
                       --------
Option under this Plan.

                  1.28 Ownership Limit. "Ownership Limit" shall mean 9.8% (by
                       ---------------
value or by number of shares, whichever is more restrictive) of the outstanding "common stock" (as defined in the Company's Articles of Incorporation) of the Company or, to the extent shares of other classes of Common Stock are issued pursuant to this Plan, any limit established with respect to such other Common Stock pursuant to the organizational documents of the Company.

                  1.29 Partnership. "Partnership" shall mean National Golf
                       -----------
Operating Partnership, L.P., a Delaware limited partnership.

                  1.30 Partnership Agreement. "Partnership Agreement" shall mean
                       ---------------------
the Agreement of Limited Partnership of National Golf Operating Partnership, L.P., dated as of August 18, 1993, as it may be amended, modified, or restated from time to time.

                  1.31 Partnership Employee. "Partnership Employee" shall mean
                       --------------------
any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

                  1.32 Partnership Optionee Purchased Shares. "Partnership
                       -------------------------------------
Optionee Purchased Shares" shall have the meaning set forth in Section 5.5.

                  1.33 Partnership Purchased Price. "Partnership Purchased
                       ---------------------------
Price" shall have the meaning set forth in Section 5.5.

                  1.34 Partnership Purchased Shares. "Partnership Purchased
                       ----------------------------
Shares" shall have the meaning set forth in Section 5.5.

                  1.35 Partnership Subsidiary. "Partnership Subsidiary" shall
                       ----------------------
mean any partnership in an unbroken chain of partnerships beginning with the Partnership if each of the partnerships other than the last partnership in the unbroken chain then owns more than 50 percent of the capital or profits interests in one of the other partnerships. "Partnership Subsidiary" shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing 50 percent or more of the total combined voting power of all classes of stock.

                  1.36 Performance Award. "Performance Award" shall mean a cash
                       -----------------
bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

                  1.37 Plan. "Plan" shall mean The 1997 Equity Participation
                       ----
Plan of National Golf Properties, Inc., National Golf Operating Partnership, L.P. and American Golf Corporation.

                  1.38 QDRO. "QDRO" shall mean a qualified domestic relations
                       ----
order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  1.39 Restricted Stock. "Restricted Stock" shall mean Common
                       ----------------
Stock awarded under Article VI of this Plan.

                  1.40 Restricted Stockholder. "Restricted Stockholder" shall
                       ----------------------
mean an Employee granted an award of Restricted Stock under Article VI of this Plan.

                  1.41 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule
                       ----------
16b-3 under the Exchange Act, as such Rule may be amended from time to time.

                  1.42 Section 162(m) Participant. "Section 162(m) Participant"
                       --------------------------
shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

                  1.43 Termination of Employment. "Termination of Employment"
                       -------------------------
shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company, a Company Subsidiary, AGC, an AGC Subsidiary, the Partnership
or a Partnership Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company, a Company Subsidiary, AGC, an AGC Subsidiary, the Partnership or a Partnership Subsidiary and (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship. With respect to AGC Employees, "Termination of Employment" shall also mean the time when there are less than 10 golf course leases in effect between the Company or the Partnership, as landlord, and AGC, as tenant. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options,
            --------  -------
unless otherwise determined by the Committee in its discretion, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, each of the Company, a Company Subsidiary, AGC, an AGC Subsidiary, the Partnership or a Partnership Subsidiary has an absolute and unrestricted right to terminate an Employee's employment with such entity at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                            SHARES SUBJECT TO PLAN

                  2.1      Shares Subject to Plan.
                           ----------------------

                  (a) The shares of stock subject to Options, awards of Restricted Stock or Performance Awards, shall be Common Stock, initially shares of the Company's Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or upon any such awards under the Plan shall not exceed eight hundred thousand (800,000). The shares of Common Stock issuable upon exercise of such Options or upon any such awards may be either previously authorized but unissued shares or treasury shares.

                  (b) The maximum number of shares which may be subject to Options, awards of Restricted Stock or Performance Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

                  2.2 Add-back of Options and Other Rights. If any Option, or
                      ------------------------------------
other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 9.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Shares of Common Stock which are delivered by the Optionee or Grantee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. If any share of Restricted Stock is forfeited by the Grantee or repurchased by the Company pursuant to Section 6.7 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an "incentive stock option" under
Section 422 of the Code.


                                   ARTICLE III

                               GRANTING OF OPTIONS

                  3.1 Eligibility. Subject to the Award Limit and the Ownership
                      -----------
Limit, any Employee selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

                  3.2 Disqualification for Stock Ownership. No person may be
                      ------------------------------------
granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

                  3.3 Qualification of Incentive Stock Options. No Incentive
                      ----------------------------------------
Stock Option shall be granted to any person who is not a Company Employee.

                  3.4 Granting of Options
                      -------------------

                  (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

                       (i) Determine which Employees are key Employees and select from among the key Employees (including Employees who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

                       (ii) Subject to the Award Limit and the Ownership Limit, determine the number of shares to be subject to such Options granted to the selected key Employees;

                       (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that any Option granted to any AGC Employee or any
     --------  -------
     Partnership Employee shall be a Non-Qualified Stock Option unless such individual is also a Company Employee; and

                       (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions
                                --------  -------
     of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                  (b) Upon the selection of a key Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Performance Awards or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                  (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

                                   ARTICLE IV

                                TERMS OF OPTIONS

                  4.1 Option Agreement. Each Option shall be evidenced by a
                      ----------------
written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

                  4.2 Option Price. The price per share of the shares subject to
                      ------------
each Option shall be set by the Committee; provided, however, that such price
                                           --------  -------
shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and (iii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

                  4.3 Option Term. The term of an Option shall be set by the
                      -----------
Committee in its discretion; provided, however, that in the case of Incentive
                             --------  -------
Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination.

                  4.4 Option Vesting
                      --------------

                  (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

                  (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the

Committee in either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

                  (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                  4.5 Consideration. In consideration of the granting of an
                      -------------
Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Company Subsidiary, AGC, an AGC Subsidiary, the Partnership or a Partnership Subsidiary, as the case may be, for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, a Company Subsidiary, AGC, an AGC Subsidiary, the Partnership or a Partnership Subsidiary, or shall interfere with or restrict in any way the rights of the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership and any Partnership Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                  4.6 Limitation on Grants of Options. The Company may not grant
                      -------------------------------
an Option that would result in a violation of Section 9.15.

                                    ARTICLE V

                               EXERCISE OF OPTIONS

                  5.1 Partial Exercise. An exercisable Option may be exercised
                      ----------------
in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

                  5.2 Manner of Exercise. All or a portion of an exercisable
                      ------------------
Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                  (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

                  (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  (c) In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised;
(ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

                  5.3 Transfer of Shares to a Company Employee. As soon as
                      ----------------------------------------
practicable after receipt by the Company, pursuant to Section 5.2(d), of payment for the shares with respect to which an Option which was issued to and is held by a Company Employee in his or her capacity as a Company Employee, or portion thereof, is exercised, with respect to each such exercise, the Company shall transfer to the Optionee the number of shares equal to

                  (a) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d), divided by
                                    ----------

                  (b) the price per share of the shares subject to the Option as determined pursuant to Section 4.2.

                  5.4 Transfer of Shares to an AGC Employee. As soon as
                      -------------------------------------
practicable after receipt by the Company, pursuant to Section 5.2(d), of payment for the shares with respect to which an Option which was issued to and is held by an AGC Employee in his or her capacity as an AGC Employee, or portion thereof, is exercised, with respect to each such exercise:

                  (a) the Company shall transfer to the Optionee the number of shares equal to (A) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) divided by (B) the Fair Market Value of a
                                   ----------
share of Common Stock at the time of exercise (the "AGC Optionee Purchased Shares"); and

                  (b) the Company shall sell to the Partnership the number of shares (the "AGC Partnership Purchased Shares") equal to the excess of (A) the amount obtained by dividing (i) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) by (ii) the price per share of the shares subject to the Option as determined pursuant to Section 4.2., over (B) the AGC Optionee Purchased Shares;

                  The price to be paid by the Partnership to the Company for the AGC Partnership Purchased Shares (the "AGC Partnership Purchase Price") shall be an amount equal to the product of (A) the number of AGC Partnership Purchased Shares multiplied by (B) the Fair Market Value of a share of Common Stock at the
       -------------
time of the exercise;

                  (c) As soon as practicable after receipt of the AGC Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to AGC.

                  (d) As soon as practicable after receipt of the AGC Partnership Purchased Shares by AGC, AGC shall transfer such shares to the Optionee at no additional cost, as additional compensation.

                  5.5 Transfer of Shares to a Partnership Employee. As soon as
                      --------------------------------------------
practicable after receipt by the Company, pursuant to Section 5.2(d), of payment for the shares with respect to which an Option which was issued to and is held by a Partnership Employee in his or her capacity as a Partnership Employee, or portion thereof, is exercised, with respect to each such exercise:

                  (a) the Company shall transfer to the Optionee the number of shares equal to (A) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) divided by (B) the Fair Market Value of a
                                   ----------
share of Common Stock at the time of exercise (the "Partnership Optionee Purchased Shares"); and

                  (b) the Company shall sell to the Partnership the number of shares (the "Partnership Purchased Shares") equal to the excess of (A) the amount obtained by dividing (i) the amount of the payment made by the Optionee to the Company pursuant to Section 5.2(d) by (ii) the price per share of the shares subject to the Option as determined pursuant to Section 4.2., over (B) the Partnership Optionee Purchased Shares;

                  The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the "Partnership Purchase Price") shall be an amount equal to the product of (A) the number of Partnership Purchased Shares multiplied by (B) the Fair Market Value of a share of Common Stock at the time
-------------
of the exercise;

                  (c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Optionee at no additional cost, as additional compensation.

                  5.6 Transfer of Payment to the Partnership. As soon as
                      --------------------------------------
practicable after receipt by the Company (i) of the amount described in Section 5.2(d), (ii) the AGC Partnership Purchase Price described in Section 5.4 and
(iii) the Partnership Purchase Price described in Section 5.5, the Company may contribute to the Partnership an amount of cash equal to such payment and the Partnership shall issue an additional General Partner Interest to the Company on the terms set forth in the Partnership Agreement.

                  5.7 Conditions to Issuance of Stock Certificates. The Company,
                      --------------------------------------------
AGC or the Partnership shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

                  (e) The receipt by the Company, AGC, or the Partnership of full payment for such shares, including payment of any applicable withholding tax.

                  5.8 Rights as Stockholders. The holders of Options shall not
                      ----------------------
be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                  5.9 Ownership and Transfer Restrictions. Shares acquired
                      -----------------------------------
through the exercise of an Option shall be subject to the restrictions on ownership and transfer set forth in the Company's Articles of Incorporation and the limits set forth in Section 9.15. The Committee, in its absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.


                                   ARTICLE VI

                            AWARD OF RESTRICTED STOCK

                  6.1 Eligibility. Subject to the Award Limit and the Ownership
                      -----------
Limit, Restricted Stock may be awarded to any Employee whom the Committee determines is a key Employee.

                  6.2 Award of Restricted Stock
                      -------------------------

                  (a) The Committee may from time to time, in its absolute discretion:

                      (i) Determine which Employees are key Employees and select from among the key Employees (including Employees who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

                      (ii) Determine the purchase price, if any, and other terms and conditions (including, without limitation, in the case of awards to Partnership Employees and AGC Employees, the mechanism for the transfer of the Restricted Stock) applicable to such Restricted Stock, consistent with this Plan.

          (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase
                                      --------  -------
price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

          (c) Upon the selection of a key Employee to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          6.3  Restricted Stock Agreement. Restricted Stock shall be issued only
               --------------------------
pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

          6.4  Consideration. As consideration for the issuance of Restricted
               -------------
Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, the Company, Company Subsidiary, AGC, an AGC Subsidiary, the Partnership, or a Partnership Subsidiary for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee following grant of the Restricted Stock). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, the Company, Company Subsidiary, AGC, an AGC Subsidiary, the Partnership, or a Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership, and any Partnership Subsidiary which are hereby expressly reserved, to discharge any Restricted Stockholder from employment with such entity at any time for any reason whatsoever, with or without good cause.

          6.5  Rights as Stockholders. Subject to Section 6.6, upon delivery of
               ----------------------
the shares of Restricted Stock to the escrow holder pursuant to Section 6.8, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares.

          6.6  Restriction. All shares of Restricted Stock issued under this
               -----------
Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however,
                                                             --------  -------
that, except with respect to shares of Restricted Stock granted pursuant to
Section 6.10, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement.

Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment; provided, however, that the
                                            --------  -------
Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; provided, further, that,
                                                  --------  -------
except with respect to shares of Restricted Stock granted pursuant to Section 6.10, the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment without cause or following any change in control or ownership of the Company or because of the Restricted Stockholder's retirement, or otherwise.

          6.7  Repurchase of Restricted Stock. The Committee shall provide in
               ------------------------------
the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may
--------  -------
provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162- 27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; provided, further, that, except with respect to shares of
                     --------  -------
Restricted Stock granted pursuant to Section 6.10, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following any change in control or ownership of the Company or because of the Restricted Stockholder's retirement, or otherwise.

          6.8  Escrow. The Secretary of the Company or such other escrow holder
               ------
as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

          6.9  Legend. In order to enforce the restrictions imposed upon shares
               ------
of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

          6.10 Provisions Applicable to Section 162(m) Participants.
               ----------------------------------------------------

          (a) Notwithstanding anything in the Plan to the contrary, the Committee may grant Restricted Stock to a Section 162(m) Participant the restrictions with respect to which lapse upon the attainment of performance goals for the Company which are related to one or more of the following business criteria: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

          (b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Restricted Stock which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various targets and amounts of Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts of Restricted Stock to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

          6.11 Limitation on Awards of Restricted Stock. The Company shall not
               ----------------------------------------
award Restricted Stock that would result in a violation of Section 9.15.

          6.12 Ownership and Transfer Restrictions. Shares of Restricted Stock,
               -----------------------------------
the restrictions with respect to which lapse, shall be subject to the restrictions on ownership and transfer set forth in the Company's Articles of Incorporation and the limits set forth in Section 9.15.

                                  ARTICLE VII

                              PERFORMANCE AWARDS

          7.1  Eligibility. Subject to the Award Limit and the Ownership Limit,
               -----------
one or more Performance Awards may be granted to any Employee whom the Committee determines is a key Employee.

          7.2  Performance Awards. Any key Employee selected by the Committee
               ------------------
may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or cash flow, funds from operations, earnings or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or the increase in cash flow or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee whose Performance Award is at issue.

          7.3  Performance Award Agreement. Each Performance Award shall be
               ---------------------------
evidenced by a written agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions (including, without limitation, in the case of awards to Partnership Employees and AGC Employees, the mechanism for the transfer of rights under such awards) as the Committee shall determine, consistent with this Plan.

          7.4  Term. The term of a Performance Award shall be set by the
               ----
Committee in its discretion.

          7.5  Exercise or Purchase Price. The Committee may establish the
               --------------------------
exercise or purchase price of a Performance Award; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

          7.6  Exercise Upon Termination of Employment. A Performance Award is
               ---------------------------------------
exercisable or payable only while the Grantee is an Employee; provided, however,
                                                              --------  -------
that the Committee in its sole and absolute discretion may provide that the Performance Award may be exercised or paid subsequent to a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Grantee's death or disability; provided, further, that, except with respect to Performance Awards granted
--------  -------
pursuant to Section 7.9, the Committee in its sole and absolute discretion may provide that the Performance Award may be exercised or paid subsequent to a Termination of Employment without cause or following any change in control or ownership of the Company or because of the Grantee's retirement, or otherwise.

          7.7  Payment on Exercise. Payment of the amount determined under
                -------------------
Section 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.7.

          7.8  Consideration. In consideration of the granting of a Performance
               -------------
Award, the Grantee shall agree, in a written agreement, to remain in the employ of the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership or any Partnership Subsidiary for a period of at least one year after such Performance Award is granted (or such shorter period as may be fixed in such agreement or by action of the Committee following such grant). Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership, or any Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership, and any Partnership Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

          7.9  Provisions Applicable to Section 162(m) Participants.
               ----------------------------------------------------

          (a) Notwithstanding anything in the Plan to the contrary, the Committee may grant Performance Awards to a Section 162(m) Participant that vest or become exercisable or payable upon the attainment of performance goals for the Company which are related to one or more of the following business criteria:
(i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

          (b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Performance Awards which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

          7.10 Limitation on Grants of Performance Awards. The Company may not
               ------------------------------------------
grant a Performance Award that would result in a violation of Section 9.15.

          7.11 Ownership and Transfer Restrictions. Shares acquired through the
               -----------------------------------
exercise or payment of a Performance Award shall be subject to the restrictions on ownership and transfer set forth in the Company's Articles of Incorporation and the limits set forth in Section 9.15. The Committee, in its absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares purchasable upon the exercise or payment of a Performance Award as it deems appropriate. Any such restriction shall be set forth in the respective Performance Award Agreement and may be referred to on the certificates evidencing such shares.


                                 ARTICLE VIII

                                ADMINISTRATION

          8.1  Compensation Committee. The Compensation Committee (or another
               ----------------------
committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

          8.2  Duties and Powers of Committee. It shall be the duty of the
               ------------------------------
Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Options, the Performance Awards, and the Restricted Stock, and the agreements pursuant to which the Options, the Performance Awards, and the Restricted Stock, are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

          8.3  Majority Rule; Unanimous Written Consent. The Committee shall act
               ----------------------------------------
by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

          8.4  Compensation; Professional Assistance; Good Faith Actions.
               ---------------------------------------------------------
Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company, AGC, the Partnership and their subsidiaries and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Performance Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

          8.5  Delegation of Authority. The Committee may in its discretion
               -----------------------
delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Committee under this Plan, other than the authority to make grants or awards under this Plan, to determine the price, timing or amount of such grants or awards or to determine any other matter required by Rule 16b-3 or Section 162(m) of the Code to be determined in the sole discretion of the Committee.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

          9.1  Not Transferable. Options, Restricted Stock awards or Performance
               ----------------
Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Options or awards have been exercised, or the shares underlying such Options or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award or Performance Award or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

          During the lifetime of the Optionee or Grantee, only he may exercise an Option or other award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

          9.2  Amendment, Suspension or Termination of this Plan. Except as
               -------------------------------------------------
otherwise provided in this Section 9.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards or Performance Awards, alter or impair any rights or obligations under any Options, Restricted Stock awards or Performance Awards, theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock or Performance Awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 9.4.

          9.3  Changes in Common Stock or Assets of the Company, Acquisition or
               ----------------------------------------------------------------
Liquidation of the Company and Other Corporate Events.
-----------------------------------------------------

          (a) Subject to Section 9.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award or Performance Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Performance Awards may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options or Performance Awards, and in the number and kind of shares of outstanding Restricted Stock, and

               (iii) the grant or exercise price with respect to any Option or Performance Award.

          (b) Subject to Section 9.3(e), in the event of any Corporate Transaction or other transaction or event described in Section 9.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option or Performance Award or any Restricted Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or award or realization of the grantee's rights had such Option or award been currently exercisable or payable or fully vested or the replacement of such Option or award with other rights or property selected by the Committee in its sole discretion;

               (ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, Performance Award or Restricted Stock or by action taken prior to the occurrence of such transaction or event that it cannot vest, be exercised or become payable after such event;

               (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option,

         Performance Award or Restricted Stock or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option, Performance Award or Restricted Stock;

               (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award or Restricted Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

               (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options or Performance Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and awards and Options and awards which may be granted in the future.

               (vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and that some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.7 or forfeiture under Section 6.6 after such event.

          (c) Subject to Section 9.3(e), in the event of any Corporate Transaction, each outstanding Option, Performance Award and Restricted Stock award shall, immediately prior to the effective date of the Corporate Transaction, automatically become fully exercisable or payable for all of the shares of Common Stock at the time subject to such Options, Performance Awards and Restricted Stock awards or fully vested, as applicable, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Option, Performance Award or Restricted Stock award shall not so accelerate if and to the extent: (i) such Option, Performance Award or Restricted Stock award is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof) or (ii) the acceleration of exercisability or vesting of such Option, Performance Award or Restricted Stock award is subject to other limitations imposed by the Committee at the time of grant. The determination of comparability of rights under clause

(i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

          (d) Subject to Section 9.3(e) and 9.8, the Committee may, in its discretion, include such further provisions and limitations in any Option or Performance Award or Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (e) No adjustment or action described in this Section 9.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code, or any successor provisions thereto. With respect to Options intended to qualify as performance-based compensation Section 162(m)(4)(C) of the Code and Restricted Stock and Performance Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C) of the Code, no adjustment or action described in this
Section 9.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option, Restricted Stock or Performance Award to fail to so qualify under Section 162(m)(4)(C) of the Code or any successor provisions thereto except that, to the extent permitted by
Section 162(m) of the Code or the regulations thereunder, Options, Performance Awards and awards of Restricted Stock may, as determined by the Committee in its sole and absolute discretion, become exercisable or payable or may vest upon a "change of ownership or control" (within meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option or award shall always be rounded to the next whole number.

          9.4  Approval of Plan by Stockholders. This Plan will be submitted for
               --------------------------------
the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options or Performance Awards may be granted and Restricted Stock may be awarded prior to such stockholder approval, provided that such Options or Performance Awards shall not be exercisable and such Restricted Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options and Performance Awards previously granted and all Restricted Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

          9.5  Tax Withholding. The Company, AGC and the Partnership shall be
               ---------------
entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option, Restricted Stock or Performance Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company, AGC or the Partnership withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

          9.6  Loans. The Committee may, in its discretion, extend one or more
               -----
loans to key Employees in connection with the exercise or receipt of outstanding Options or Performance Awards, or the issuance of Restricted Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

          9.7  Forfeiture Provisions. Pursuant to its general authority to
               ---------------------
determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, AGC, or the Partnership and
(ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, AGC, or the Partnership or which is inimical, contrary or harmful to the interests of the Company, AGC, or the Partnership, as further defined by the Committee.

          9.8  Limitations Applicable to Section 16 Persons and Performance-
               -------------------------------------------------------------
Based Compensation. Notwithstanding any other provision of this Plan, this Plan,
------------------
and any Option or Performance Award or Restricted Stock awarded, to any key Employee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under
Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards and Restricted Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and any Restricted Stock or Performance Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

          9.9  Effect of Plan Upon Options and Compensation Plans. The adoption
               --------------------------------------------------
of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership or any Partnership Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, AGC or the Partnership

(i) to establish any other forms of incentives or compensation for Employees of the Company, any Company Subsidiary, AGC, any AGC Subsidiary, the Partnership or any Partnership Subsidiary or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate or partnership purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

          9.10 Section 83(b) Election Prohibited. No Grantee, Optionee or
               ---------------------------------
Restricted Stockholder may make an election under Section 83(b) of the Code with respect to any award or grant under this Plan without the consent of the Company.

          9.11 Compliance with Laws. This Plan, the granting and vesting of
               --------------------
Options, Restricted Stock awards or Performance Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards granted or Restricted Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards or Performance Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          9.12 Titles. Titles are provided herein for convenience only and are
               ------
not to serve as a basis for interpretation or construction of this Plan.

          9.13 Governing Law. This Plan and any agreements hereunder shall be
               -------------
administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

          9.14 Conflicts with Company's Articles of Incorporation.
               --------------------------------------------------
Notwithstanding any other provision of this Plan, no Optionee, Grantee, or Restricted Stockholder shall acquire or have any right to acquire any Common Stock, and shall not have other rights under this Plan, which are prohibited under the Company's Articles of Incorporation.

          9.15 Restrictions with respect to Options, Performance Awards, and
               -------------------------------------------------------------
Restricted Stock. Notwithstanding any provision herein to the contrary, an
----------------
Option or Performance Award shall not be exercisable, a Performance Award shall not be payable, Restricted Stock shall not be awarded and restrictions on Restricted Stock shall not lapse if the exercise of such Option or Performance Award, or the payment of the Performance Award or the award of such Restricted

Stock or the lapse of the restrictions on the Restricted Stock, would result or, in the sole and absolute discretion of the Committee, would likely result, in any of the following:

               (a) The Optionee's, Grantee's, Restricted Stockholder's or any other person's ownership of Common Stock being in violation of the Ownership Limit;

               (b) Income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code; or

               (c) A transfer, at any one time, of more than 0.1% (measured in value or in number of shares, whichever is more restrictive) of the Company's total Common Stock (as defined in the Company's Articles of Incorporation) from the Company to the Partnership pursuant to the provisions of the Plan.


                           [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers duly authorized on this 6th day of May, 1997.



                                          AMERICAN GOLF CORPORATION, a
                                          California Corporation


                                          By:    /s/ James M. Stanich
                                                 -------------------------
                                          Title: Executive Vice President
                                                 -------------------------


                                          NATIONAL GOLF PROPERTIES, INC.,
                                          a Maryland Corporation


                                          By:    /s/ Richard C. Price
                                                 -------------------------
                                          Title: President
                                                 -------------------------


                                          NATIONAL GOLF OPERATING
                                          PARTNERSHIP, L.P., a Delaware limited
                                          partnership


                                          By:    /s/ Richard C. Price
                                                 -------------------------
                                          Title: President
                                                 -------------------------
                                                 On Behalf of National Golf
                                                 Properties, Inc., a Maryland
                                                 Corporation, in its Capacity as
                                                 General Partner